Exhibit 10.9

Haicang District People's Court in Xiamen, Fujian

Civil Mediation

(2015) Hai Min Chu Zi No.1642

Plaintiff: Zhangzhou Fuhua Biomass Energy Technology Co., Ltd. (organization code: 56335818-8), located at Pingzhai Village, Shange Town, Pinghe County, Zhangzhou City, Fujian Province.

Plantiff’s legal representative: Sanfu Huang, General Manager

Plantiff’s entrusted agent: Guoxing Yan, Director

Defendant: Fujian Zhangzhou Ding Neng Bio-Technology Co., Ltd. (organization code: 79379376-7), located at Pingzhai Village, Shange Town, Pinghe County, Zhangzhou City, Fujian Province.

Defendant’s legal representative: Xinfeng Nie

Defendant’s entrusted agent: Yilong Yan, Employee

In this contract dispute case between the Plaintiff and the Defendant, the Plaintiff requested this Court to terminate the Consulting Services Agreement and Operating Agreement between both parties. Upon mediation presided over by this Court, both parties voluntarily agreed as follows:

1.	The Consulting Services Agreement, Operating Agreement, Equity Pledge Agreement, Option Agreement, and Proxy Agreement executed on October 28, 2010 by both parties are hereby terminated on July 14, 2015, and all of the rights and obligations under such agreements are therefore terminated.

2.	This dispute is hereby solved, and there is no other controversy between both parties.

3.	The litigation cost for this case is RMB 10,000 and should be paid by the Defendant.

4.	This settlement agreement is legally effective once it is signed and confirmed by both parties.

This agreement is in compliance with related laws and regulations, and hence, it is confirmed by this Court.

Judge: Yumei Huang

July 14, 2015

Substitute Clerk: Yaxin Yang